                                                                     EXHIBIT 1.1

                                                                  EXECUTION COPY

                                NICE-SYSTEMS LTD.

                           American Depositary Shares

                             UNDERWRITING AGREEMENT

                                December 8, 2005

                           J.P. MORGAN SECURITIES INC.
                         BANC OF AMERICA SECURITIES LLC

                             UNDERWRITING AGREEMENT

December 8, 2005

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
As Representatives of the several Underwriters
c/o J.P. MORGAN SECURITIES INC.
277 Park Avenue
New York, NY 10172

Ladies and Gentlemen:

     NICE-Systems Ltd., a company organized under the laws of the State of
Israel (the "COMPANY"), proposes to issue and sell to the several underwriters named in Schedule A (the "UNDERWRITERS") an aggregate of 4,000,000 American
Depositary Shares (the "FIRM ADSs"), each representing one ordinary share, par value NIS1.00 per share (the "ORDINARY SHARES") of the Company. In addition, the
Company has granted to the Underwriters an option to purchase up to an additional 600,000 ADSs, each representing one Ordinary Share, as provided in
Section 2 (the "OPTION ADSS" and the "OPTION SHARES", respectively). The Firm
ADSs and, if and to the extent such option is exercised, the Option ADSs are collectively called the "ADSS". J.P. Morgan Securities Inc. ("JPMSI") and Banc
of America Securities LLC ("BAS") have agreed to act as representatives of the several Underwriters (in such capacity, the "REPRESENTATIVES") in connection with the offering and sale of the ADSs.

     The ADSs will be evidenced by American Depositary Receipts ("ADRS") to be issued pursuant to the Deposit Agreement, dated as of January 24, 1996, as amended and restated as of July 22, 1997, among The Bank of New York, as depositary (the "DEPOSITARY"), and all holders and beneficial owners from time to time of the ADSs (the "DEPOSIT AGREEMENT").

     The Company hereby confirms its agreement with the Underwriters as follows:

     SECTION 1. Representations and Warranties of the Company.

     A. The Company hereby represents, warrants and covenants to each
Underwriter as of the date hereof (unless otherwise specified herein) as follows:

     (a) The Company has prepared and filed with the Securities and Exchange
Commission (the "COMMISSION") a registration statement on Form F-3 (File No.
333-127883), which contains a form of prospectus relating to certain American
Depositary Shares, senior and subordinated debt securities, purchase contracts, units and warrants (the "SHELF SECURITIES") to be sold from time to time by the
Company. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933 and the rules and regulations promulgated thereunder (collectively, the "SECURITIES ACT"), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities

Act or the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT"), is called the
"REGISTRATION STATEMENT" and the prospectus included therein relating to the
Shelf Securities, in the form first used to confirm sales of the ADSs, is hereinafter referred to as the "BASE PROSPECTUS." Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the "RULE 462(B) REGISTRATION STATEMENT", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration
Statement" shall include the Rule 462(b) Registration Statement. The preliminary prospectus supplement, dated November 21, 2005, relating to the ADSs, including the Base Prospectus, is hereinafter called the "PRELIMINARY PROSPECTUS." The term "PROSPECTUS" shall mean the final prospectus supplement relating to the
ADSs, including the Base Prospectus, that is first filed pursuant to Rule 424(b)
after the date and time that this Agreement is executed and delivered by the parties hereto (the "EXECUTION TIME"). Any reference herein to the Preliminary
Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 under the Securities Act, as of the date of the Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to Preliminary
Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of the Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in the
Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or
15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration
Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval
System ("EDGAR").

     (b) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The
Commission has not requested any additional or supplemental information which has not been provided to the Commission. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

     Each of the Preliminary Prospectus and the Prospectus when filed complied in all material respects with the Securities Act and the applicable rules thereunder and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the ADSs. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective and at the date hereof, complied and will comply in all material respects with the
Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The
Prospectus, as amended or supplemented, as of its date, at the date hereof, at the time of any filing pursuant to Rule 424(b), at the Closing Date (as defined herein) and at any Subsequent Closing Date (as defined herein), did not and will not contain any untrue statement of a material

fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the
Registration Statement or any post-effective amendment thereto, or the
Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the
Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the
Representatives consists of the information described as such in Section 7 hereof. There is no contract or other document required to be described in the
Prospectus or to be filed as an exhibit to the Registration Statement which has not been described, filed or incorporated by reference therein, as required.

     (c) Documents Incorporated by Reference. The documents incorporated by reference in the Prospectus, when they became effective or were filed with the
Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable.

     (d) Disclosure Package. The term "DISCLOSURE PACKAGE" shall mean (i) the
Preliminary Prospectus, (ii) the issuer free writing prospectuses as defined in
Rule 433 of the Securities Act, if any, identified in Schedule B hereto (each, an "ISSUER FREE WRITING PROSPECTUS"), (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the information set forth in Schedule C hereto. As of 7:00 p.m. (Eastern Time) on the date of this Agreement (the
"INITIAL SALE TIME"), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any
Underwriter consists of the information described as such in Section 7 hereof.

     (e) Company Not Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement relating to the ADSs at which the Company or another offering participant made a bona fide offer (within the meaning of
Rule 164(h)(2)) of the Securities Act and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an
Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the
Securities Act that it is not necessary that the Company be considered an
Ineligible Issuer.

     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus
does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7 hereof.

     (g) Accuracy of Statements in Prospectus. The statements in each of the
Disclosure Package and the Prospectus under the headings "UNITED STATES FEDERAL
INCOME TAX CONSEQUENCES", "ISRAELI TAX CONSEQUENCES" and the risk factor relating to inadequate intellectual property protections under the heading "RISK
FACTORS", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

     (h) Distribution of Offering Material By the Company. The Company has not
distributed and will not distribute, prior to the later of the last Subsequent
Closing Date (as defined below) and the completion of the Underwriters'
distribution of the ADSs, any offering material in connection with the offering and sale of the ADSs other than a Preliminary Prospectus, the Prospectus, or the
Registration Statement or, subject to the review and consent of the
Representatives, any press release meeting the requirements of Rule 134 or Rule
135 under the Securities Act, any Issuer Free Writing Prospectus or any other free writing prospectus.

     (i) The Agreements. Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms except to the extent that (A) enforcement thereof may be limited by
(1) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (B) rights to indemnity and contribution may be limited by United States federal or state or Israeli securities or other laws or the policies underlying such laws.

     (j) Authorization of the Shares. The unissued Ordinary Shares represented by ADSs to be deposited by the Company with the Depositary or its designated custodian have been duly and validly authorized. When the ADSs representing such deposited Ordinary Shares have been issued and delivered against payment therefor as provided herein, the Ordinary Shares, when so deposited and the
ADSs, when so issued and sold, will be duly and validly issued, fully paid and non-assessable.

     Upon payment for and delivery of the Ordinary Shares and ADSs pursuant to this Agreement, the Underwriters, or other persons in whose names Ordinary
Shares or ADSs are registered (including the Depositary or its nominee) will acquire good and valid title to such Ordinary Shares or ADSs, in each case free and clear of all liens, encumbrances, equities, preemptive rights and other claims. The ADSs and the Ordinary Shares represented by such ADSs will conform in all material respects to the description thereof contained in the Prospectus.
No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the ADSs or the issuance and deposit of the Ordinary Shares as contemplated herein and in the
Deposit Agreement.

     Upon the due and valid issuance by the Depositary of ADRs evidencing ADSs against deposit of Ordinary Shares in respect thereof and against payment therefor in accordance with

the provisions hereof and of the Deposit Agreement, the persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and the Deposit Agreement conforms in all material respects to the description thereof contained in the Prospectus.

     (k) No Applicable Registration or Other Similar Rights. There are no
persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

     (l) No Material Adverse Change. Except as otherwise disclosed in the
Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a
"MATERIAL ADVERSE CHANGE"); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, nor entered into any material transaction or agreement
(other than in the ordinary course of business); and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the
Company or any of its subsidiaries of any class of capital stock.

     (m) Independent Accountants. Kost, Forer, Gabbay & Kasierer, a member of
Ernst & Young Global, and PricewaterhouseCoopers LLP, each of whom have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and its subsidiaries, are independent registered public accounting firms with respect to the Company as required by the Securities Act and the Exchange Act and the applicable published rules and regulations thereunder.

     (n) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of or incorporated by reference in the
Registration Statement and included or incorporated by reference in the
Disclosure Package and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein. Such financial statements comply as to form in all material respects with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the
Registration Statement.

     (o) Incorporation and Good Standing of the Company and its Subsidiaries.
Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, where such concept is applicable and has corporate power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Disclosure
Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a material adverse effect, on the condition, financial or otherwise, or on the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (a "MATERIAL ADVERSE EFFECT"). Each of the Company and each subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. No proceeding has been instituted by the Registrar of Companies in Israel for the dissolution of the Company or any of its Israeli subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than Nice Systems Singapore (PTE) Ltd., Nice Systems Australia PTY Limited
and the subsidiaries listed in Exhibit 8.1 to the Company's Annual Report on
Form 20-F for the fiscal year ended 2004.

     (p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the
Disclosure Package and the Prospectus under the caption "CAPITALIZATION" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Disclosure Package and the Prospectus, as the case may be). The Ordinary Shares to be issued hereunder (including the
Ordinary Shares which are represented by the Firm ADSs and Option ADSs) conform in all material respects to the description thereof contained in each of the
Disclosure Package and the Prospectus. All of the issued and outstanding
Ordinary Shares have been duly authorized and validly issued, and are fully paid and nonassessable. None of the outstanding Ordinary Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Disclosure Package and the
Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth or incorporated by reference in the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.

     (q) NASDAQ Listing. The ADSs are approved for listing on the Nasdaq Stock
Market, Inc., subject only to official notice of issuance.

     (r) Non-Contravention of Existing Instruments; No Further Authorizations or
Approvals Required. Neither the Company nor any of its subsidiaries is (i) in violation or in default (or, with the giving of notice or lapse of time, would be in default) ("Default") under its memorandum or articles of association, charter or by-laws, or similar organizational documents, (ii) is in Default under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement, obligation, condition, covenant or instrument to which the Company or such subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an "EXISTING INSTRUMENT"), or (iii) is in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except with respect to clauses (ii) and
(iii) only, for such Defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby by the Disclosure Package and by the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any Default under the memorandum or articles of association, charter or by-laws or similar organizational documents of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except with respect to clauses (ii) and (iii) for which any such Default or violation would not, individually or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company's execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby by the Disclosure Package and by the Prospectus, except such as have been obtained or made by the Company. Subject to the Underwriters'
compliance with their obligations in Section 2(d) hereof, the Company is not required to publish a prospectus in Israel under the laws of the State of
Israel.

     (s) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings, including, but not limited to, proceedings or investigations by the Israeli income tax authorities, VAT authorities, customs authorities or environmental authorities, or by the Israeli National Insurance
(collectively, the "ISRAELI AUTHORITIES"), pending or, to the Company's knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any directors and officers of the Company identified on Exhibit E-1 hereto or property owned or leased by the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a Material
Adverse Effect or adversely affect the consummation of the transactions contemplated by this Agreement.

     (t) Labor Matters. No labor problem or dispute with the employees of the
Company or any of its subsidiaries exists or to the Company's knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that in either case could have a Material
Adverse Effect.

     (u) Intellectual Property Rights. The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the
"INTELLECTUAL PROPERTY") advisable for the conduct of the Company's business as now conducted or as proposed in each of the Disclosure Package and the
Prospectus to be conducted. Except as set forth in the Disclosure Package and the Prospectus (a) to the Company's knowledge, there is no material infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company, other than any potential infringement claims being investigated by the Company in the ordinary course of business; (b) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any material
Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the
Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the
Company is unaware of any facts which would form a reasonable basis for any such claim; and (d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company's business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim, in the cases of (b), (c) and (d), except where the failure to so disclose would not reasonably be expected to have a Material Adverse Effect.

     (v) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies that are advisable to conduct their respective businesses, except whether the failure to possess such licenses, certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License, certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material
Adverse Effect.

     (w) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(A)(n) above (or elsewhere in the
Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under leases that are in full force and effect, with such exceptions as are not material and do not materially

interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

     (x) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns or have filed for extensions thereof in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except in all cases where any such failure of the Company to file or pay, as the case may be, would not reasonably be expected to have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(A)(n)
above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the
Company or any of its consolidated subsidiaries has not been finally determined.

     (y) Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended
(the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the ADSs and the application of the proceeds in accordance with Section
3(A)(r) below and as contemplated under the caption "USE OF PROCEEDS" in each of the Preliminary Prospectus and the Prospectus will not be, required to be registered as an "INVESTMENT COMPANY" within the meaning of the Investment
Company Act.

     (z) Insurance. Each of the Company and its subsidiaries are insured by institutions that in the Company's reasonable business judgment are recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a
Material Adverse Effect.

     (aa) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the
Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the
Company or from transferring any of such subsidiary's property or assets to the
Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus.

     (bb) No Price Stabilization or Manipulation. The Company has not taken, directly or indirectly, any action in the United States or Israel designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs. The Company acknowledges that the

Underwriters may engage in passive market making transactions in the ADSs on the
Nasdaq Stock Market, Inc. in accordance with Regulation M under the Exchange
Act.

     (cc) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Disclosure Package or the Prospectus that have not been described as required.

     (dd) Internal Controls and Procedures. The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed in accordance with the general or specific authorizations of the directors and management; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
(iii) access to assets is permitted only in accordance with the general or specific authorization of the directors and management; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (ee) Approved Enterprise Status. Neither the Company nor any subsidiary is in violation of any condition or requirement stipulated by (i) the instruments of approval granted to any of them by any Israeli authority with respect to the
"APPROVED enterprise" status of any of its facilities, or (ii) Israeli laws and regulations relating to such approved enterprise status, which violation, individually or in the aggregate, could have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company and its subsidiaries, taken as a whole, and does not have any knowledge or reason to believe that it will not comply in every material respect with such instruments of approval. The Company has not received any notice of any proceeding or investigation relating to revocation or modification of any "Approved Enterprise" status granted with respect to any of the Company's facilities. All information supplied by the Company with respect to its applications for "APPROVED ENTERPRISE" status is true, correct and complete in all material respects.

     Neither the Company nor any subsidiary is in violation of any conditions or requirements stipulated by the instruments of approval granted to any of them by the Office of the Chief Scientist in the Ministry of Industry, Commerce & Labor,
with respect to any research and development grants given to it by such office, which violation, individually or in the aggregate, could have a material adverse effect on the consolidated financial position, shareholders' equity, results of operations or business of the Company or any of its subsidiaries, taken as a whole.

     (ff) No Unlawful Contributions or Other Payments. Neither the Company nor
any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "FOREIGN OFFICIAL" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the
FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain

                                       10

policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

     (gg) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the "MONEY LAUNDERING
LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

     (hh) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets
Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

     (ii) Compliance with Environmental Laws. The Company and its subsidiaries
(i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, "ENVIRONMENTAL
LAWS"); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

     (jj) ERISA Compliance. None of the following events has occurred or exists:
(i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income
Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of
Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any member of the Company that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect

                                       11

to the employment or compensation of employees by any member of the Company that would reasonably be expected to have a Material Adverse Effect. None of the following events has occurred or to the Company's knowledge, is reasonably expected to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the
Company compared to the amount of such contributions made in the Company's most recently completed fiscal year; (ii) a material increase in the Company's
"ACCUMULATED POST-RETIREMENT BENEFIT OBLIGATIONS" (within the meaning of
Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company's most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would reasonably be expected to have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Company related to their employment that would reasonably be expected to have a Material Adverse
Effect. For purposes of this paragraph, the term "PLAN" means an employee benefit plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which any member of the Company may have any liability.

     (kk) Israeli Employment Law. The Company and its subsidiaries are in compliance, in all material respects, with the labor and employment laws and collective bargaining agreements applicable to its employees in Israel.

     (ll) Brokers. There is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder's fee or other fee or commission as a result of any transactions contemplated by this Agreement.

     (mm) Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply with any applicable provision of the
Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act"), including Section 402 related to loans and Sections 302 and 906 related to certifications. In addition, the
Company has no reason to believe that it will not be in compliance on a timely basis with Section 404, entitled "Management's Assessment of Internal Controls", of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder or any successor provisions.

     (nn) Subsidiaries. The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of
Regulation S-X (the "SUBSIDIARIES").

     (oo) Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Disclosure Package and the
Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

     (pp) Immunity from Jurisdiction. To the best knowledge of the Company, neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise).

                                       12

     (qq) PFIC Status. To the best knowledge of the Company, the Company is not, for the taxable year ended December 31, 2004, and upon the consummation of the transactions described hereby and the application of the proceeds as described in the Registration Statement under the caption "Use of Proceeds" is not expected to become, a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the Internal Revenue Code, as amended ("CODE").

     (rr) Stamp Tax. Except for Israeli stamp duty, and assuming that none of the Underwriters is otherwise subject to taxation in Israel, the issuance, delivery and sale to the Underwriters of the ADSs to be sold by the Company are not subject to any tax imposed by the State of Israel or any political subdivision thereof.

     (ss) Permanent Establishment in U.S. The Company does not currently and has never had a permanent establishment in the United States within the meaning of
Article 5 of the Convention Between the Government of the United States of
America and the Government of the State of Israel With Respect to Taxes on
Income.

     Any certificate signed by an officer of the Company and delivered to the
Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

     SECTION 2. Purchase, Sale and Delivery of the ADSs.

     (a) The Firm ADSs. The Company agrees to issue and sell to the several
Underwriters the Firm ADSs upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of
Firm ADSs set forth opposite their names on Schedule A. The purchase price per
Firm ADSs to be paid by the several Underwriters to the Company shall be
$43.9375 per ADS.

     (b) The Closing Date. Delivery of ADRs evidencing the Firm ADSs to be purchased by the Underwriters and payment therefor shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (or
such other place as may be agreed to by the Company and the Representatives) at
9:00 a.m. New York time, on December 14, 2005 or such other time and date as the
Representatives and the Company may agree upon in writing (the time and date of such closing are called the "CLOSING DATE").

     (c) The Option ADSs; the Subsequent Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 600,000 Option ADSs from the Company at the purchase price per share to be paid by the Underwriters for the Firm ADSs. The option granted hereunder may be exercised at any time and from time to time upon notice by the
Representatives to the Company, which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Option ADSs as to which the Underwriters are exercising the option, (ii) the names and denominations in which

                                       13

the certificates for the ADRs evidencing the Option ADSs are to be registered and (iii) the time, date and place at which such ADRs will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date;
and in such case the term "CLOSING DATE" shall refer to the time and date of delivery of certificates for the Firm ADSs and the Option ADSs). Each time and date of delivery, if subsequent to the Closing Date, is called a "SUBSEQUENT
CLOSING DATE" and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Option ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option ADSs
(subject to such adjustments to eliminate fractional shares as the
Representatives may determine) that bears the same proportion to the total number of Option ADSs to be purchased as the number of Firm ADSs set forth on
Schedule A opposite the name of such Underwriter bears to the total number of
Firm ADSs.

     (d) Public Offering of the ADSs. The Representatives hereby advise the
Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the ADSs as soon after this Agreement has been executed as the Representatives have determined is advisable and practicable.

     Each of the Underwriters hereby covenants and agrees that it will not offer the ADSs in Israel, except that such Underwriters may (A) offer for sale and sell ADSs to entities which qualify under Section 15A(b)(1) of the Israeli
Securities Law, 1968 and appear in the Addendum thereto, or (B) offer ADSs to other persons in Israel whose number (pursuant to offers by all Underwriters)
does not exceed thirty-five (35).

     (e) Payment for the ADSs. Payment for the ADSs shall be made at the Closing
Date (and, if applicable, at any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

     It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm ADSs and any Option ADSs the Underwriters have agreed to purchase. JPMSI or BAS, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any ADSs to be purchased by any
Underwriter whose funds shall not have been received by the Representatives by the Closing Date or any Subsequent Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such
Underwriter from any of its obligations under this Agreement.

     (f) Delivery of the ADSs. The Company shall deliver or cause to be delivered certificates for the Firm Shares or Option Shares representing the
Firm ADSs or Option ADSs to the Depositary or its designated custodian and ADRs evidencing the ADSs shall be delivered to the Representatives for the account of each Underwriter. Upon delivery, the ADRs evidencing the Firm Shares or Option
Shares, as the case may be, shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of the ADRs evidencing the Firm Shares, the Company shall cause such ADRs to be available for inspection by the Representatives in New
York, New York, not later than 2:00 p.m., New York City time, on the business day prior to the Closing Date.

                                       14

     (g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m.
on the second business day following the date the ADSs are first released by the
Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the
Representatives shall reasonably request.

     SECTION 3. Covenants of the Company and Underwriters.

     A. Covenants of the Company. The Company covenants and agrees with each
Underwriter as follows:

     (a) Representatives' Review of Proposed Amendments and Supplements. During
the period beginning on the Initial Sale Time and ending on the later of the
Closing Date or such date, as in the reasonable opinion of counsel for the
Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the "PROSPECTUS
DELIVERY PERIOD"), prior to amending or supplementing the Registration
Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

     (b) Securities Act Compliance. After the date of this Agreement, the
Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the
Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and
(iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or (v) of
any proceedings to remove, suspend or terminate from listing or quotation the
Ordinary Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its reasonable best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order of notice of prevention or suspension at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its reasonable best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the
Securities Act, including with respect to the timely filing of documents thereunder, and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the
Commission.

     (c) Exchange Act Compliance. During the Prospectus Delivery Period, the
Company will file all documents required to be filed by it with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

                                       15

     (d) Amendments and Supplements to the Registration Statement, Prospectus
and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the
Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the
Disclosure Package or the Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading, or if in the reasonable opinion of the Representatives it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the
Prospectus, or to file under the Exchange Act any document incorporated by reference in the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representatives of any such event or condition and (ii)
promptly prepare (subject to Section 3(A)(a) and 3(A)(e) hereof), file with the
Commission (and use its best efforts to have any amendment to the Registration
Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters, amendments or supplements to the
Registration Statement, the Disclosure Package or the Prospectus, or any new
registration statement, necessary in order to make the statements in the
Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances then prevailing or under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure
Package or the Prospectus, as amended or supplemented, will comply with law.

     (e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the
Representatives, it will not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 of the Securities Act)
required to be filed by the Company with the Commission or retained by the
Company under Rule 433 of the Securities Act. Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a "PERMITTED
FREE WRITING PROSPECTUS". The Company agrees that (i) it will treat each
Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii)
will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

     (f) Copies of any Amendments and Supplements to the Prospectus. The Company
agrees to furnish the Representatives, without charge, during the Prospectus
Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto, including any documents incorporated or deemed incorporated by reference therein, and the Disclosure Package as the Representatives may
reasonably request.

     (g) Copies of the Registration Statement and the Prospectus. If requested, the Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and during the Prospectus Delivery Period, as

                                       16

many copies of each of the Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package as the Representatives may
reasonably request.

     (h) Blue Sky Compliance. The Company shall cooperate with the
Representatives and counsel for the Underwriters to qualify or register the ADSs for sale under (or obtain exemptions from the application of) the state securities or blue sky laws or Canadian provincial Securities laws or other foreign laws of those jurisdictions designated by the Representatives, in their reasonable discretion, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the ADSs, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the ADSs in any jurisdiction where it is not now so subject. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the ADSs for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable efforts to obtain the withdrawal thereof at the earliest possible moment.

     (i) Use of Proceeds. The Company shall apply the net proceeds from the sale of the ADSs sold by it in the manner described under the caption "USE OF
PROCEEDS" in each of the Disclosure Package and the Prospectus.

     (j) Depositary. The Company shall engage and maintain, at its expense, a depositary for the ADRs evidencing the ADSs.

     (k) Earning Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earning statement (which need not be audited) covering the twelve-month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the
Securities Act and Rule 158 under the Securities Act.

     (l) Periodic Reporting Obligations. During the Prospectus Delivery Period
the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act.

     (m) NASDAQ Listing. The Company will use its best efforts to list, subject to notice of issuance, the ADSs to be listed on the Nasdaq Stock Market, Inc.

     (n) Agreement Not to Offer or Sell Additional ADSs. During the period commencing on the date hereof and ending on the 90th day following the date of the Prospectus, the Company will not, without the prior written consent of JPMSI and BAS (which consent may be withheld at the sole discretion of JPMSI and BAS), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open "PUT EQUIVALENT POSITION" or liquidate or decrease a "CALL EQUIVALENT POSITION" within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer (or enter into any transaction which is designed to, or

                                       17

might reasonably be expected to, result in the disposition of), or announce the offering of, or file any registration statement under the Securities Act (other than a Form S-8) in respect of, any shares of Ordinary Shares, options or warrants to acquire shares of the Ordinary Shares or securities exchangeable or exercisable for or convertible into shares of Ordinary Shares (other than as contemplated by this Agreement with respect to the ADSs); provided, however, that the Company may issue shares of its Ordinary Shares or options to purchase its Ordinary Shares, or Ordinary Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus. Notwithstanding the foregoing, if (x) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The
Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the lockup letters described in
Section 5(j) with prior notice of any such announcement that gives rise to an extension of the restricted period.

     (o) Compliance with Law. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its commercially reasonable efforts to cause the
Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

     (p) [Intentionally omitted.]

     (q) Future Reports to the Representatives. During the period of three years hereafter, upon the request of the Representatives, the Company will furnish to the Representatives at 277 Park Avenue, New York, NY 10172 as many copies as the
Representatives reasonably request of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Commission, the Nasdaq National Market, the ISA,
the Tel Aviv Stock Exchange or to any national securities exchange upon which the Ordinary Shares or ADSs may be listed pursuant to requirements of or agreements with such exchange, the ISA or the Commission pursuant to the
Exchange Act or any rule or regulation of the Commission thereunder, including but not limited to: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders' equity and cash flows for the year then ended and the opinion thereon of the Company's independent public or certified public accountants;
(ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 20-F, Current Report on Form 6-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, that any documents filed by the Company with the Commission that are publicly available on the Commission's EDGAR system shall be deemed furnished to the Representative at the time of such filing.

                                       18

     (r) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the ADSs in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

     (s) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the ADSs.

     (t) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company's securities in connection with the offering of ADSs contemplated hereby. In addition, the Company will direct the transfer agent, registrar and depositary, as applicable, to place stop transfer restrictions upon any such securities of the Company that are bound by such existing "lock-up" agreements for the duration of the periods contemplated in such agreements.

     JPMSI and BAS, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.
Notwithstanding the foregoing, JPMSI and BAS, for the benefit of each of the other Representatives, agree not to consent to any action proposed to be taken by the Company or any other holder of the Company's securities that would otherwise be prohibited by, or to waive compliance by the Company or any such other security holder with the provisions of, Section 3(A)(n) above or any lock-up agreement delivered pursuant to Section 5(j) below without giving each of the other Representatives at least 17 days prior notice (or such shorter notice as each of the other Representatives may deem acceptable to permit compliance with applicable provisions of NASD Conduct Rule 2711(f) restricting publication and distribution of research and public appearances by research analysts before and after the expiration, waiver or termination of a lock-up agreement).

     B. Covenants of the Underwriters. Each Underwriter covenants and agrees with the Company as follows:

     It has not and will not use, authorize the use of, any "free writing prospectus", as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the
Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no "issuer information" (as defined in Rule 433(h)(2)
under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free
Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule B or prepared pursuant to Sections 1(A)(f) and 3(A)(e), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

     SECTION 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in

                                       19

connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the ADSs
(including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Ordinary Shares, if any (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the ADSs to the Underwriters, (iv) all fees and expenses of the Company's counsel, independent public or certified public accountants and other advisors,
(v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement
(including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each of the Preliminary
Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys' fees and expenses incurred by the Company and reasonable attorney's fees and expenses incurred by the
Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the
ADSs for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a "BLUE SKY SURVEY" or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD's review and approval of the Underwriters' participation in the offering and distribution of the ADSs, (viii) the fees and expenses associated with listing of the ADSs on the Nasdaq Stock Market, Inc. and (ix) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the ADSs.
Except as provided in this Section 4, Section 6, Section 7 and Section 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

     SECTION 5. Conditions of the Obligations of the Underwriters. The
obligations of the several Underwriters to purchase and pay for the ADSs as provided herein on the Closing Date and, with respect to the Option ADSs, any
Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Option ADSs, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

     (a) Accountant's Comfort Letter. On the date hereof, the Representatives shall have received from Kost, Forer, Gabbay & Kasierer, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriters, the form of which is attached as Exhibit A.

     (b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Option ADSs, any Subsequent
Closing Date:

          (i) the Company shall have filed the Prospectus with the Commission
     (including the information required by Rule 430A under the Securities Act)
     in the manner and within the time period required by Rule 424(b) under the
     Securities Act; or the Company

                                       20

     shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the
     Representatives' consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

          (ii) all material required to be filed by the Company pursuant to Rule
     433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such
     Rule 433;

          (iii) no stop order suspending the effectiveness of the Registration
     Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

          (iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

     (c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Option ADSs, any Subsequent Closing Date:

          (i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

          (ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the ADSs as contemplated by the Registration Statement and the
     Prospectus; and

          (iii) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) under the
     Securities Act and no such organization shall have publicly announced that it intends to downgrade or has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

     (d) Opinion of Israeli Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Goldfarb, Levy, Eran & Co., the Israeli counsel for the Company, dated as of such Closing Date, in substantially the form attached as Exhibit B.

     (e) Opinion of U.S. Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Bryan Cave

                                       21

LLP, the U.S. counsel for the Company, dated as of such Closing Date, in substantially the form attached as Exhibit C.

     (f) Opinion of Counsel for the Depositary. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the opinion of Emmet, Marvin & Martin, LLP, the counsel for the Depositary, dated as of such
Closing Date, in substantially the form attached as Exhibit D.

     (g) Opinions of Counsels for the Underwriters. On each of the Closing Date and any Subsequent Closing Date, the Representatives shall have received the favorable opinions of Davis Polk & Wardwell, U.S. counsel for the Underwriters and Meitar Liquornik Geva & Leshem Brandwein, Israeli counsel for the
Underwriters, respectively, both dated as of such Closing Date, in form and substance satisfactory to, and addressed to, the Representatives, with respect to the issuance and sale of the ADSs, the Registration Statement, the Prospectus
(together with any supplement thereto) and other related matters as the
Representatives may reasonably require, and the Company shall have furnished to such counsels such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

     (h) Officers' Certificate. On each of the Closing Date and any Subsequent
Closing Date, the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of
the Company and the Chief Financial Officer or Chief Accounting Officer of the
Company, dated as of such Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement, to the effect set forth in subsections (b) and (c)(iii) of this Section 5, and further to the effect that:

          (i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

          (ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct on and as of the Closing Date with the same force and effect as though expressly made on and as of such Closing Date; and

          (iii) the Company has complied in all material respects with all the agreements hereunder and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

     (i) Bring-down Comfort Letter. On each of the Closing Date and any
Subsequent Closing Date, the Representatives shall have received from Kost,
Forer, Gabbay & Kasierer, independent registered public accountants for the
Company, letter dated such date, in form and substance satisfactory to the
Representatives, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing
Date, as the case may be.

     (j) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the
Representatives agreements in the form of

                                       22

Exhibit E hereto from directors and officers of the Company identified on
Exhibit E-1 hereto, and such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

     (k) Listing of ADSs. The ADSs are approved for listing on the Nasdaq Stock
Market, Inc.

     (l) Additional Documents. On or before each of the Closing Date and any
Subsequent Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the ADSs as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

     If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the
Representatives by notice to the Company at any time on or prior to the Closing
Date and, with respect to the Option ADSs, at any time prior to the applicable
Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section
7 and Section 8 shall at all times be effective and shall survive such termination.

     SECTION 6. Reimbursement of Underwriters' Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, (other than pursuant to
Section 5(b)(iii) ) or Section 10, or if the sale to the Underwriters of the
ADSs on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this
Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the
Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the ADSs, including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

     SECTION 7. Indemnification.

     (a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A,
Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free
Writing Prospectus, the Preliminary

                                       23

Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each
Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by JPMSI and BAS) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the
Company by the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure
Package or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

     (b) Indemnification of the Company and its Directors and Officers. Each
Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the
Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer
Free Writing Prospectus, the Preliminary Prospectus, the Disclosure Package or
the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, and the
Preliminary Prospectus, the Disclosure Package or the Prospectus (or any
amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the
Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action as such expenses are reasonably incurred.
The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus, the Disclosure
Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters in the first paragraph and the statements set forth as the third, eighth, ninth, tenth, eleventh, twelfth and thirteenth paragraphs and the last sentence of the last paragraph under the caption "UNDERWRITING" in the
Prospectus; The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

                                       24

     (c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by JPMSI and BAS in the case of Section 8), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

     (d) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section
7(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying

                                       25

party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could reasonably be expected to be a party and indemnity was or could reasonably be expected to be sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

     SECTION 8. Contribution. If the indemnification provided for in Section 7 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company , on the one hand, and the Underwriters, on the other hand, from the offering of the ADSs pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the ADSs pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the ADSs pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the
ADSs as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7(c) for purposes of indemnification.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the

                                       26

Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

     Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the ADSs underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 8, each director, officer, employee and agent of an
Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange
Act shall have the same rights to contribution as the Company.

     SECTION 9. Default of One or More of the Several Underwriters. If, on the
Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase ADSs that it or they have agreed to purchase hereunder on such date, and the aggregate number of
ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm ADSs set forth opposite their respective names on Schedule A bears to the aggregate number of Firm ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the ADSs which such defaulting
Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or a Subsequent Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase ADSs and the aggregate number of ADSs with respect to which such default occurs exceeds
10% of the aggregate number of ADSs to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such ADSs are not made within 48 hours after such default, this
Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 6, Section 7 and Section 8 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or a Subsequent Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

     As used in this Agreement, the term "Underwriter" shall be deemed to include any person substituted for a defaulting Underwriter under this Section
9. Any action taken under this Section 9 shall not relieve any defaulting
Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                                       27

     SECTION 10. Termination of this Agreement. Prior to the Closing Date this
Agreement may be terminated by the Representatives by notice given to the
Company if at any time (i) trading or quotation in any of the Company's securities shall have been suspended or limited by the Commission or by the
Nasdaq Stock Market, Inc. or trading in securities generally on New York Stock
Exchange or the Nasdaq Stock Market, Inc. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchange or market by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States' or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the
ADSs in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section
10 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the
Representatives and the Underwriters pursuant to Sections 4 and 6 hereof or (b)
any Underwriter to the Company.

     SECTION 11. No Advisory or Fiduciary Responsibility. The Company
acknowledges and agrees that: (i) the purchase and sale of the ADSs pursuant to this Agreement, including the determination of the public offering price of the
ADSs and any related discounts and commissions, is an arm's-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the
Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

     This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

                                       28

     SECTION 12. Representations and Indemnities to Survive Delivery. The
respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the
Company, or any person controlling the Company, as the case may be or (B)
acceptance of the ADSs and payment for them hereunder and (ii) will survive delivery of and payment for the ADSs sold hereunder and any termination of this
Agreement.

     SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

     If to the Representatives:

         J.P. Morgan Securities Inc.
         277 Park Avenue
         New York,  NY  10172
         Facsimile: (212) 622-8358
         Attention: Syndicate Desk

         with a copy to:

         Banc of America Securities LLC
         9 West 57th Street
         New York, NY  10019
         Facsimile: (212) 933-2217
         Attention: Syndicate Department

         If to the Company:

         NICE-Systems Ltd.
         8 Hapnina Street
         P.O. Box 690
         Ra'anana 43107, Israel
         Facsimile: (972) 9-743-4282
         Attention: Chief Financial Officer and General Counsel

         with a copy to:

         NICE Systems Inc.
         301 Route 17 North 10th Floor
         Rutherford, NJ  07070
         Facsimile: (201) 964-2610
         Attention: President and General Counsel

     Any party hereto may change the address for receipt of communications by giving written notice to the others.

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     SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the
Exchange Act and any officer of the Company who signs the Registration
Statement, (ii) the Underwriters, the officers, directors, employees and agents of the Underwriters, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, and (iii) the
respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "SUCCESSORS AND ASSIGNS" shall not include a purchaser of any of the ADSs from any of the several Underwriters merely because of such purchase.

     SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.
If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

     SECTION 16. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

     (a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby
("RELATED PROCEEDINGS") may be instituted in the federal courts of the United
States of America located in the City and County of New York, Borough of
Manhattan, or the courts of the State of New York in each case located in the
City and County of New York, Borough of Manhattan (collectively, the "SPECIFIED
COURTS"), and each party irrevocably submits to the exclusive jurisdiction
(except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "RELATED JUDGMENT"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by registered mail, return receipt requested, to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

     (b) Agent for Service; Submission to Jurisdiction; Waiver of Immunities. By
execution and delivery of this Agreement, the Company hereby designates and appoints Nice Systems, Inc. as the authorized agent of the Company upon whom process may be served in any Related Proceedings in the Specified Courts. Such
designation and appointment shall be irrevocable, unless and until a successor authorized agent in the County and State of New York reasonably acceptable to the Underwriters shall have been appointed by the Company. The Company further agrees that service of process upon its authorized agent or successor shall be deemed in

                                       30

every respect personal service of process upon the Company in any Related
Proceedings. In the event that service of any process or notice of motion or other application to any such court in connection with any such motion in connection with any such action or proceeding cannot be made in the manner described above, such service may be made in the manner set forth in conformance with the Hague Convention on the Service Abroad of Judicial and Extrajudicial
Documents on Civil and Commercial Matters or any successor convention or treaty.
The Company agrees that any final judgment after exhaustion of all appeals or the expiration of time to appeal in any such action or proceeding arising out of the sale of the ADSs or underlying Ordinary Shares or this Agreement rendered by any such Federal court or state court shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.

     (b) Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process
(whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this
Agreement.

     SECTION 17. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

     Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 7 and the contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 7 and 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, the Preliminary Prospectus, the Disclosure
Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

                                       31

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

                                          Very truly yours,

                                          NICE-SYSTEMS LTD.

                                          By:  /s/  Haim Shani
                                              ----------------------------------
                                              Name:  Haim Shani
                                              Title: Chief Executive Officer

                                          By:  /s/ Ran Oz
                                              ----------------------------------
                                              Name:  Ran Oz
                                              Title: Corporate Vice President
                                                     and Chief Financial Officer

     The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
     Acting as Representatives of the
     several Underwriters named in
     the attached Schedule A.

By J.P. Morgan Securities Inc.

By:   /s/ Michael Millman
    --------------------------------
    Name:  Michael Millman
    Title: Managing Director

By Banc of America Securities LLC

By:   /s/ Sasson Darwish
    --------------------------------
    Name:   Sasson Darwish
    Title:  Managing Director

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